UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2011

LE@P TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5667	65-0769296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 N. Dixie Highway, Suite 411
Ft. Lauderdale, FL	33334
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 771-1772

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On January 25, 2011, the Board of Directors of Le@P Technology, Inc. (the “Company”), after review and recommendation from the Company’s Audit Committee, engaged Cherry, Bekaert & Holland, L.L.P. (“Cherry”) as the Company’s new principal independent public accounting firm for and with respect to the year ending December 31, 2011, and (among other things) to audit the Company’s financial statements as of and for the fiscal year ended December 31, 2010 and conduct review engagements on the Company’s interim quarterly financial statements on an ongoing basis hereafter, and dismissed Berenfeld Spritzer Shechter & Sheer, LLP (“Berenfeld”) from that role.  The Company’s principal audit personnel at Berenfeld left Berenfeld and joined Cherry; the Company expects that such personnel will remain its principal audit personnel while at Cherry.  Cherry is a certified public accounting firm, registered with the Public Company Accounting Oversight Board and qualified and permitted to review and audit financial statements of public companies.

In connection with the audit of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through the date of this report, (i) there were no disagreements with Berenfeld on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Berenfeld’s satisfaction, would have caused Berenfeld to make reference to the subject matter of such disagreements in connection with its report, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The reports of Berenfeld on the Company’s financial statements as of and for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that there was an explanatory paragraph included both in Berenfeld’s report on the Company’s financial statements as of and for the fiscal year ended December 31, 2008, filed with the SEC on March 31, 2009, and Berenfeld’s report on the Company’s financial statements as of and for the fiscal year ended December 31, 2009, filed with the SEC on March 30, 2010, describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

The Company provided Berenfeld with a copy of this Form 8-K Report (in draft form) before its filing with the SEC, and requested that Berenfeld provide a letter to the Company and addressed to the SEC stating whether or not it agrees with the above statements.  The Company has not received a response from Berenfeld stating whether or not it agrees with the above statements. If the Company receives such a letter from Berenfeld, the Company will file with the SEC within two business days of receipt.

During the Company’s two most recent fiscal years and through the date of the Company’s engagement of Cherry, the Company did not consult with Cherry regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice was provided by Cherry that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LE@P TECHNOLOGY, INC.

Date: January 28, 2010	By:	/s/ Timothy Lincoln
	Name:	Timothy C. Lincoln
	Title:	Acting Principal Executive Officer